SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported) April 24, 1995

                                 NIKE, INC.
             (Exact name of registrant as specified in its charter)


         Oregon                   1-10635                93-0584541
(State of incorporation)      (Commission File         (IRS Employer
                                   Number)            Identification
No.)

 One Bowerman Drive, Beaverton, Oregon                    97005-6453
(Address of principal executive offices)                   (Zip Code)


                               (503) 671-6453
             (Registrant's telephone number, including area code)


Item 2.     ACQUISITION OR DISPOSITION OF ASSETS.

     NIKE, Inc. ("NIKE") has consummated the purchase of the outstanding shares of common stock (the "Shares") of Canstar Sports Inc., a Canadian corporation ("Canstar"). The purchase was effected through an offer by NIKE to the shareholders of Canstar to purchase all of the 20,470,991 outstanding Shares at a price of US$19.88 (Can.$27.50) cash per share, for an aggregate purchase price of US$409 million including estimated acquisition related costs. The source of the funds used for the acquisition was cash held by NIKE. Canstar manufactures and distributes skating and hockey equipment, and will continue to do so.


Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
            AND EXHIBITS

     (a)  Financial Statements of Businesses Acquired.

     Financial statements for Canstar Sports Inc. for the fiscal year ended December 31, 1993 are incorporated by reference from Form 40-F Annual Report of Canstar Sports Inc. filed with the Securities Exchange Commission on or about June 30, 1994 and Form 6-K filed on June 23, 1994.

     (b)  Pro Forma Financial Information

         (1)  Introductory Note to Unaudited Pro Forma
              Financial Information

         (2)  Pro Forma Condensed Combined Balance Sheet
              (Unaudited) as of November 30, 1994

         (3)  Footnotes to Pro Forma Condensed
              Combined Balance Sheet (Unaudited)

         (4)  Pro Forma Combined Statement of Income
              (Unaudited) for the six months ended
              November 30, 1994

         (5)  Pro Forma Combined Statement of Income
              (Unaudited) for the year ended May 31, 1994

         (6) Footnotes to Pro Forma Combined Statements of Income (Unaudited)

     (c)  Exhibits.

          2.1  Business Combination Agreement dated January 5,
               1995 between NIKE, Inc. and Canstar Sports Inc.
               incorporated by reference from Item 7 of the Registrant's report on Form 8-K filed with the SEC on January 20, 1995.

          2.2 Lock Up Agreement dated December 15, 1994 between NIKE, Inc. and certain shareholders of Canstar Sports Inc. incorporated by reference from
               Item 7 of the Registrant's report on Form 8-K filed with the SEC on January 20, 1995.

          2.3 Amendment to Lock Up Agreement dated February 10, 1995 between NIKE, Inc. and certain shareholders of Canstar Sports, Inc. incorporated by reference from Item 7 of the Registrant's report on Form 8-K filed with the SEC on February 24, 1995.

          2.4  Take Over Bid Offer and Circular dated January 6,
               1995, incorporated by reference from Schedule
               14D-1F filed with the SEC on or about January 6, 1995.


Introductory Note to Unaudited Pro Forma Combined Financial
Information

 The following unaudited pro forma combined financial information should be read in conjunction with historical financial statements of NIKE, Inc. contained in their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and the historical financial statements of Canstar Sports Inc. contained in their Annual Reports on Form 40-F and Quarterly Reports on Form 6-K. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

Basis of Presentation

The unaudited pro forma combined income statements for the year ended May 31, 1994 and for the six months ended November 30, 1994 present the combined results of operations assuming that the acquisition had been consummated as of June 1, 1993. Canstar's previous year end was December 31. To facilitate the preparation of the pro forma combined financial information, Canstar results included in the pro forma for the six months ended November 30, 1994 are for the six months ended December 31, 1994; and for the year ended May 31, 1994 are for the period July 1, 1993 through June 30, 1994. Canstar's results for the full year ended June 30, 1994 and the six months ended December 31, 1994 have been derived from Canstar's annual and quarterly reports. The financial information for Canstar contains certain reclassifications made to conform to NIKE's classification.

Assets and liabilities of Canstar are translated into U.S. Dollars at current exchange rates at the combined balance sheet date. Income and expense accounts are translated into U.S. Dollars at average rates of exchange prevailing during the respective periods.

Unallocated Purchase Price and Nonrecurring Charges

The unaudited pro forma combined financial information reflects preliminary allocations of the purchase price and is subject to revision after additional studies and appraisals are completed. The pro forma income statements do not reflect any material nonrecurring charges or credits which may result directly from the acquisition. Nonrecurring items of this nature, if any, would be separately disclosed in the financial statements within the twelve months following the acquisition.

           Pro Forma Condensed Combined Balance Sheet (Unaudited)
                            as of November 30, 1994

[/TABLE]
[CAPTION]
                                                 Total (1)      Combined
                           NIKE        Canstar   Adjustments     Totals

[S]                       [C]          [C]       [C]            [C]
               Assets
Current Assets:
  Cash and equivalents     546,105           0    (408,700)      137,405
  Accounts receivable      776,952      59,613      13,127       849,692
  Inventories              459,276      52,162                   511,438
  Deferred income taxes     46,106       1,291                    47,397
  Prepaid expenses          53,808       2,747                    56,555
                         _________    ________     ________   __________

                         1,882,247     115,813    (395,573)    1,602,487
Property, plant
 and equipment (net)       441,901      32,597      14,103       488,601

Goodwill and other
 intangibles               163,210       4,679     332,212       500,101

Other assets                40,397       6,076      (2,815)       43,658
                       ___________     _______     _______     _________

                         2,527,755     159,165     (52,073)    2,634,847
                       ===========     =======     =======     =========
  Liabilities and
  Shareholder's Equity
Current Liabilities:

  Current portion of
    long-term debt          2,534        2,941                     5,475
  Notes Payable           133,710        7,499                   141,209
  Accounts Payable        196,921       20,359                   217,280
  Accrued Liabilities     228,377        7,171     10,398        245,946
  Income taxes payable     25,807            0                    25,807
                       __________      _______     ______      _________

                          587,349       37,970     10,398        635,717
Long-term debt             14,299       54,205                    68,504
Non-current deferred
 income taxes             21,159         2,598                    23,757
Other long term
 liabilities              43,397         1,921                    45,318
                       _________      ________    _______     __________

                          78,855        58,724                   137,579

Redeemable Preferred
 Stock                       300             0                       300

Shareholder's equity:
  Common stock at
  stated value:                         17,257    (17,257)             0
  Class A convertible        159                                     159
  Class B                  2,699                                   2,699

  Capital in excess of
  stated value           107,840                                 107,840

  Foreign currency trans-
  lation adjustment        5,176         (768)        768          5,176

  Retained earnings    1,745,377       45,982     (45,982)     1,745,377
                       _________      _______     _______      _________

                       1,861,251       62,471     (62,471)     1,861,251
                       _________      _______     _______      _________

                       2,527,755      159,165     (52,073)     2,634,847
                      ==========      =======     ========     =========

[/TABLE]
See footnotes to the Condensed Combined Balance Sheet.


Footnotes to Pro Forma Condensed Combined Balance Sheet (Unaudited)

(1) To reflect the purchase of all of the 20,470,991 outstanding shares at a price of US$19.98 (Can.$27.50) cash per share, for an aggregate purchase price of US$409 million including estimated acquisition related costs. The purchase of shares includes out-standing stock options for which a receivable has been recorded to reflect the estimated cash receipts of approximately US$13 million due Canstar upon exercise of the stock options.


The acquisition has been accounted for under the purchase method and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price above the fair value of the identifiable tangible and intangible assets has been assigned to goodwill and is being amortized over 40 years.

For purposes of the pro forma balance sheet, allocation of the purchase price resulted in:

   (a) Accounts receivable and inventories were recorded at their net book values which reasonably approximated fair value.

   (b) Other assets not representing future economic benefit were written off.

   (c) Property, plant and equipment were recorded at fair values as determined by preliminary independent appraisals, with consideration given to the continued use by the Company.

   (d) Recording debt and liabilities assumed at net book carrying values which reasonably approximates present value. The Company did not require additional debt obligations for the purpose of consummating the transaction.

   (e) Accrual of contingent and other liabilities primarily related to legal and other matters.

   (f) Record fair value of intangible assets with estimated economic lives ranging from 10 to 40 years. Intangible assets include a trained work force, patents and technologies, tradenames and trademarks.

   (g) Recording goodwill of approximately $100 million representing the excess of cost over values assigned to the acquired assets less liabilities assumed and recorded.

           Pro Forma Combined Statement of Income (Unaudited) for the Six Months Ended November 30, 1994


                                                 Total (1)      Combined
                           NIKE        Canstar   Adjustments     Totals


Revenues                       2,224,101     109,802            0          2,333,903
Costs and expenses:
  Cost of sales                1,340,478      70,883          470 (2)      1,411,831
  Selling & administrative       561,167      21,581         (500)(4)        582,248
  Interest                         8,698       2,818        8,149 (5)         19,665
  Other expense (income)             832         281        5,200 (3)          6,313
                               _________     _______       ______          _________

                               1,911,175      95,563       13,319          2,020,057

Income before income taxes       312,926      14,239      (13,319)           313,846
Income Taxes                     122,000       5,599       (5,268)(6)        122,331
                               _________     _______       ______          _________

Net Income                       190,926       8,640       (8,051)           191,515
                              ==========     =======       ======          =========

Net income per common share         2.59                                        2.60
                               ==========                                  =========

Average number of common and
  common equivalent shares (7)    73,798                                      73,798
                               ==========                                  =========

See footnotes to Pro Forma Combined Statement of Income

           Pro Forma Combined Statement of Income (Unaudited)
                For the Year Ended May 31, 1994

[/TABLE]
[CAPTION]
                                                                   Combined
                                                    Total (1)      Pro Forma
                              NIKE        Canstar   Adjustments    Financials

[S]                          [C]          [C]       [C]            [C]

Revenues                      3,789,668    176,877        0         3,966,545
Costs and expenses:
  Cost of sales               2,301,423    116,385      940 (2)     2,418,748
  Selling and administrative    974,099     34,637   (1,000)(4)     1,007,736
  Interest                       15,282      5,002   14,320 (5)        34,604
  Other expense (income)          8,270        651   10,400 (3)        19,321
                              _________    _______   ______         _________

                              3,299,074    156,675   24,660         3,480,409

Income before income taxes      490,594     20,202  (24,660)          486,136
Income Taxes                    191,800      9,111  (10,717)(6)       190,194
                              _________    _______   ______         _________

Net Income before extra-
  ordinary Item                 298,794     11,091  (13,943)          295,942
Extraordinary item                           1,493   (1,493)(1)             0
                              _________   ________   ______         _________

Net Income                      298,794     12,584  (15,436)          295,942
                              =========   ========   ======         =========

Net income per common share        3.96                                  3.92
Average number of common      =========                             =========
 and common equivalent
 shares (7)                      75,456                                75,456
                             ==========                            ==========

See footnotes to Pro Forma Combined Statement of Income.

[/TABLE]

Footnotes to Pro Forma Combined Statements of Income (Unaudited)

(1) To exclude the impact of the extraordinary non-recurring item recognized by Canstar during the twelve month period in accordance with pro forma requirements.

(2) To include estimated incremental depreciation of the fair value of acquired property, plant and equipment on a straight line basis over the estimated economic lives of the underlying fixed assets ranging from 3 to 40 years.

(3) To amortize the estimated fair value of goodwill and other intangible assets acquired over economic lives ranging from 10 to 40 years.

(4) To recognize a minimum level of savings anticipated by the synergies resulting from the combination of the two companies.

(5)  To recognize interest foregone on cash used to purchase
Canstar. The interest rate used was the weighted average interest rate for domestic investments during the respective periods.

(6)  Estimated income tax effect for the pro forma adjustments.

(7) Earnings per share from continuing operation presented both on a historical and pro forma basis were computed using NIKE historical weighted average shares outstanding for the respective periods as no common shares nor convertible securities were issued or exchanged in connection with this transaction.

SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NIKE, Inc.
                                  An Oregon Corporation

                                  By:  /s/ Robert S. Falcone
                                     _______________________
Dated:  April 24, 1995
                                     Vice President, Chief
                                     Financial Officer